UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report – March 23, 2016
(Date of earliest event reported)
QUESTAR CORPORATION
(Exact name of registrant as specified in its charter)

Utah	001-08796	87-0407509
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South State Street, P.O. Box 45433, Salt Lake City, Utah 84145-0433
(Address of principal executive offices)
Registrant's telephone number, including area code (801) 324-5900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 23, 2016, the Board of Directors of Questar Company (the “Company”) set August 2, 2016 as the date of the Company’s 2016 annual meeting of shareholders (the “Annual Meeting”) and the close of business on May 25, 2016 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.
Because the date of the Annual Meeting has change by more than 25 calendar days from the date of the anniversary of the Company’s 2015 annual meeting of shareholders, the Company has set a new deadline for submission of shareholder proposals intended to be included in the Company’s proxy materials for the Annual Meeting. Shareholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must ensure that such proposal is received by the Company at Questar Corporation, 333 South State Street, PO Box 45433, Salt Lake City, Utah 84145-0433, Attn: Corporate Secretary, on or before the close of business on April 4, 2016, which date is in accordance with the requirements contained in the Company’s Amended and Restated Bylaws (the “Bylaws”). Any such proposal must also comply with the procedures (including all information specified) in the Company’s Bylaws and the rules and regulations of the Securities and Exchange Commission under Rule 14a-8 in order to be eligible for inclusion in the proxy materials for the Annual Meeting.
In addition, in accordance with the requirements contained in the Company’s Bylaws, shareholders who wish to bring business before the Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a person for election as a director must ensure that written notice of such proposal (including all of the information specified in the Bylaws) is received by the Company’s Corporate Secretary at the address specified above no later than the close of business on April 4, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION (Registrant)

March 25, 2016	/s/ Julie A. Wray
Julie A. Wray Corporate Secretary Vice President, Human Resources

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